UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 30, 2014

Date of Report (Date of earliest event reported)

ERICKSON INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-35482	93-1307561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5550 SW Macadam Avenue, Suite 200

Portland, Oregon 97239

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (503) 505-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” and “Erickson” refer to Erickson Incorporated and its subsidiaries on a consolidated basis.

Item 8.01.	Other Events.

On June 30, 2014, Erickson completed a sale-leaseback transaction with one of its business partners (the “Purchaser” or “Lessor”), pursuant to which Erickson sold one (1) S-64 Aircrane to the Purchaser for a total purchase price of $24.7 million and, simultaneously with the closing of the sale, entered into a lease agreement (the “Lease”) whereby Erickson leased the subject Aircrane back from the Lessor.

The Lease has an initial term of seven (7) years commencing on June 30, 2014. Pursuant to the terms of the Lease, Erickson agreed to make base monthly lease payments to the Lessor of approximately $264,000. Erickson has the right to purchase the subject Aircrane back from the Lessor at the end of the fourth year of the Lease term at a purchase price based upon the fair market value of the Aircrane at that time. At the end of the term of the Lease, the Lessor has a put right to sell the subject Aircrane back to Erickson at a purchase price based on the fair market value of the Aircrane determined at that time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2014	Erickson Incorporated

	By:	/s/ Edward Rizzuti
Edward Rizzuti
Vice President, General Counsel and Corporate Secretary